Exhibit 99.1

ASTROTECH ANNOUNCES PRICING OF $18.0 MILLION UPSIZED PUBLIC OFFERING

Austin, Texas – October 21, 2020

Astrotech Corporation (Nasdaq: ASTC), today announced the pricing of a public offering of an aggregate of 7,826,086 shares of common stock, at a purchase price of $2.30 per share of common stock.  The closing of the public offering is expected to occur on or about October 23, 2020, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds of the offering are expected to be approximately $18.0 million, prior to deducting placement agent’s fees and other offering expenses payable by Astrotech. Astrotech plans to use the proceeds from the offering for continuing operating expenses and working capital.

The securities described above are being offered by Astrotech pursuant to a registration statement on Form S-1 (File No. 333-239705) previously filed with and declared effective by the U.S. Securities and Exchange Commission (“SEC”) on October 21, 2020 and an additional registration statement on Form S-1 filed pursuant to Rule 462(b) which became automatically effective on October 21, 2020. The offering is being made only by means of a prospectus forming part of the effective registration statement. A preliminary prospectus relating to the offering has been filed with the SEC. Electronic copies of the preliminary prospectus and, when available, electronic copies of the final prospectus relating to the offering may be obtained for free by visiting the SEC’s website at www.sec.gov or by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022, by email at placements@hcwco.com or by telephone at 646-975-6996.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Astrotech Corporation

Astrotech (NASDAQ: ASTC) is a science and technology development and commercialization company that launches, manages, and builds scalable companies based on innovative technology in order to maximize shareholder value.  1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market.  AgLAB is developing chemical analyzers for use in the agriculture market.  BreathTech is developing a breath analysis tool to provide early detection of lung diseases. Astrotech is headquartered in Austin, Texas.  For information, please visit www.astrotechcorp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, market and other conditions, the severity and duration of the COVID-19 pandemic and its impact on the U.S. and worldwide economy, the timing, scope and effect of further U.S. and international governmental, regulatory, fiscal, monetary and public health responses to the COVID-19 pandemic, the completion of the public offering and the Company’s use of proceeds from the public offering, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, and whether the market will accept our products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings, including the annual report on Form 10-K.  Any forward-looking statements in this document should be evaluated in light of these important risk factors.  In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date.  The Company assumes no obligation to update these forward-looking statements, except as required by law.

Contacts: Eric Stober, Chief Financial Officer, Astrotech Corporation, (512) 485-9530